UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2004

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16215 Alton Parkway, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 450-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2004 certain current and former directors and officers (collectively, the "Settling Defendants")1 of Broadcom Corporation ("Broadcom" or the "company") and Broadcom entered into a stipulation of settlement (the "Stipulation") with plaintiffs in the shareholder derivative actions that have been consolidated under the lead case entitled David v. Wolfen, et al., in the Superior Court of the State of California for the County of Orange, and in an additional shareholder derivative action, Aiken v. Nicholas, et al., filed in the United States District Court for the Central District of California (together, the "Derivative Actions"). Under the Stipulation, the plaintiffs have agreed to dismiss the Derivative Actions. Broadcom, the plaintiffs, and the Settling Defendants have also entered into reciprocal releases covering all asserted and unasserted, known and unkown claims relating to the Derivative Actions (other than certain rights created between Broadcom and the Settling Defendants by law, contract, or Broadcom’s Articles of Incorporation or Bylaws).

The settlement set forth in the Stipulation was finally approved by the Superior Court of the State of California for the County of Orange at a hearing on November 1, 2004. The final settlement is conditioned upon final dismissals of the Derivative Actions in the state and federal courts and payment by Broadcom of fees and expenses of the plaintiffs’ attorneys. If any of these conditions are not met by March 1, 2005, then the Stipulation will be terminated unless the plaintiffs and defendants mutually agree to proceed with the Stipulation.

The material terms of the settlement contained in the Stipulation were previously agreed to between counsel for the plaintiffs and counsel for the defendants in a Memorandum of Understanding that was executed in July 2004. Plaintiffs’ counsel publicly disclosed various portions of the settlement at that time.

Pursuant to the Stipulation, Broadcom has agreed to start the process of identifying and designating one new member to serve on its Board of Directors (the "Board") within 120 days after final court approval of the settlement and to establish a procedure that would enable "Qualifying Shareholders" to nominate the new director. For purposes of the settlement, a "Qualifying Shareholder" is any individual or entity who holds greater than one percent (1%) but less than twenty percent (20%) of Broadcom’s outstanding common stock and who has held a minimum of one percent (1%) of Broadcom’s outstanding common stock for at least nine months. The Nominating & Corporate Governance Committee (the "Nominating Committee") of the Board will work with a consultant acceptable to plaintiffs’ counsel to obtain from Qualifying Shareholders the names of potential candidates to serve on the Board. A Qualifying Shareholder may also contact the Nominating Committee directly with the name or names of potential candidates. The Nominating Committee will consider the candidates identified by the Qualifying Shareholders using the same criteria it uses to evaluate candidates generally and, in the exercise of its business judgment, will recommend to the full Board a candidate from among those it has considered. Broadcom has also agreed that, after his or her initial election to the Board, the director identified by the Qualifying Shareholders will be nominated by the Board for election as a director at the next annual meeting of its shareholders at which directors are elected to serve for an additional one year term, subject to certain limitations. The procedures for shareholder nomination of a director are required to remain in effect until the second annual meeting of shareholders of Broadcom after the procedures are adopted.

Additionally, as part of the settlement, Broadcom has agreed that any director or senior executive officer of the company (i.e., its Chief Executive Officer, Chief Financial Officer and Chief Technical Officer) who acquires shares of its common stock upon exercise of an option granted after November 10, 2003, must retain one-third of the net shares acquired upon exercise for at least nine months or until such earlier time as the individual ceases to serve as a director or executive officer of the company. For this purpose "net shares" excludes shares sold to cover the aggregate exercise price, applicable transfer, income and withholding taxes and commissions and fees. This provision will remain in effect until at least November 1, 2008.

Broadcom has also agreed to implement an internal audit function within two fiscal quarters following the fiscal quarter in which the settlement becomes effective.

The settlement requires a number of other corporate governance enhancements, most of which have already been implemented by the company, that will remain in effect until at least November 1, 2008.. Those enhancements include the following:

· a majority of the members of the Board must be independent directors;

· a meaningful portion of director compensation should be in equity of the company;

· the Board must hold an executive session at which employee directors are not present at least twice a year;

· the Board must broaden the mandate of its Nominating & Corporate Governance Committee to provide that it will assess the company’s corporate governance policies, evaluate the composition of the Board, consider candidates for directors and review the compensation of directors on an annual basis;

· the Board must establish performance criteria for itself and evaluate itself and the individual members of the Board on an annual basis;

· the Compensation Committee of the Board must consider the recent compensation history of an executive when approving executive compensation;

· the charter of the Audit Committee of the Board must provide for expanded oversight responsibilities relating to the preparation of the company’s financial results and filings and oversight of the independent auditors;

· the Compensation Committee must establish annual corporate goals and performance objectives relevant to the compensation of the Chief Executive officer and other executive officers of Broadcom and determine the compensation of each such person based on an evaluation of his or her performance against those goals and objectives;

· each committee of the Board must have standing authorization to retain legal and/or other advisors of their choice, which advisors will report directly to the committee;

· if the Chairman of the Board is not independent, then a "lead independent director" must be designated by a majority of the independent directors;

· the Chief Financial Officer must provide reports relating to the company’s financial results to the Board on a quarterly basis;

· any stock option repricing must be submitted to the company’s shareholders for approval if options held by members of the Board will be included in the repricing;

· the company’s executive compensation plans cannot provide that a vote in favor of a merger or sale constitutes a change in control; and

· the Board must adopt a policy to require shareholder approval or ratification of the adoption of any shareholder rights or "poison pill" provision.

Under the Stipulation, Broadcom has agreed to pay $5.3 million in fees and expenses of the plaintiffs’ attorneys. The company expects that such payment will be made or reimbursed by its directors’ and officers’ insurance carriers. No damages will be payable.

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1 The Settling Defendants include the following current and former directors and officers of Broadcom: Henry T. Nicholas III, former President, Chief Executive Officer and Co-Chairman of the Board of Directors of Broadcom; Henry Samueli, the current Chairman of the Board of Directors and Chief Technical Officer; Myron Eichen, a former director of Broadcom who is now deceased (through his personal representative, executor, administrator, trustee or otherwise); Alan E. Ross, President, Chief Executive Officer and a director of Broadcom; Werner F. Wolfen, a director of Broadcom; Martin J. Colombatto, former Vice President and General Manager, Networking Business Unit, of Broadcom; David A. Dull, the company’s Vice President of Business Affairs, General Counsel and Secretary; Aurelio E. Fernandez, former Vice President of Worldwide Sales of Broadcom; Timothy Lindenfelser, former Vice President and General Manager, Broadband Communications Business Unit, of Broadcom; Vahid Manian, the company’s Vice President of Manufacturing Operations; and William J. Ruehle, Vice President and Chief Financial Officer of Broadcom.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

November 1, 2004	By:	Alan E. Ross

Name: Alan E. Ross
Title: President and Chief Executive Officer